Exhibit 2
State of Delaware
Secretary of State
Division of Corporations
Filed 09:00AM  11/02/1992
  923095050  -  2292006

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

                             NORTHERN MEDICAL, INC.

FIRST: WHEREAS, Directors were not named in the Certificate of Incorporation of NORTHERN MEDICAL, INC. and the corporation has not received any payment for any of its stock, the undersigned incorporator does hereby certify and duly adopts the following Amendment under Section 241 of Subchapter VIII of the General Corporation Law of the State of Delaware.

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article I thereof, so that, as amended said Article shall read as follows:

                         The name of the corporation is:
                             NORMED INDUSTRIES, INC.


SECOND, that said Amendment was duly adopted in accordance with the provisions of Section 241 of Subchapter VIII of the General Corporation Law of the State of Delaware.

THIRD, that the capital of said corporation shall not be reduced under or by reason of said Amendment.

IN WITNESS WHEREOF, the sole incorporator has signed this Certificate this 3th day of October 1992.

Signed by: R. W. Worthington, Incorporator

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